PRICING SUPPLEMENT NO. 95                                     Rule 424(b)(3)
DATED: May 19, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
an Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes    Book Entry Notes
$25,000,000                  [x]                    [x]

Original Issue Date:         Fixed Rate Notes       Certificated Notes
May 21, 1998                 [_]                    [_]


Maturity Date:               CUSIP#: 073928 CF 8
May 21, 1999

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:


                                        Optional        Optional
                      Redemption        Repayment       Repayment
Redeemable On         Price(s)          Date(s)         Price(s)
-------------         -----------       ----------      ----------

N/A                   N/A               N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%

-----------------------
*        The 21st of each month.

**       The 21st of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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